THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              CIMETRIX INCORPORATED

I, as shareholder of common stock of Cimetrix Incorporated (the "Company"), revoke any previous proxies and appoint C. Alan Weber and Robert H. Reback, and either of them, as my proxy to attend the annual meeting of shareholders of the Company to be held on May 22, 2004, and any adjournment thereof, and to represent, vote, consent, and otherwise act for me and for my shares in the same manner and with the same effect as if I am personally present. Without limiting the generality of the foregoing, my proxy shall vote as follows on the following matters:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1.

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Please mark your votes an indicated in this example [X]



                                        FOR all nominees       WITHHOLD
                                        listed (except as      AUTHORITY to vote
                                        marked to the          for all nominees
                                        contrary*).             listed.
Item 1 -   ELECTION OF DIRECTORS.             [ ]                [ ]

Nominees for election to the Board of Directors:

                Robert H. Reback    (two-year term)
                C. Alan Weber       (three-year term)
                Scott C. Chandler   (two-year term)
                Michael B. Thompson (one-year term)

(*Draw a line through the name of any director for whom you wish to withhold authority to vote.)



Item 2 - APPROVAL OF AMENDMENT TO THE 1998          FOR      AGAINST     ABSTAIN
         STOCK  OPTION PLAN TO AUTHORIZE            [ ]         [ ]        [ ]
         AN  ADDITIONAL  1,000,000 SHARES
         OF COMMON STOCK TO BE MADE AVAILABLE
         FOR ISSUANCE THEREUNDER.

Item 3 - APPROVAL OF PROPOSED REVERSE               FOR       AGAINST    ABSTAIN
         STOCK SPLIT OF THE COMPANY'S               [ ]         [ ]        [ ]
         COMMON STOCK IN THE RANGE OF
         1-FOR-3 TO 1-FOR-7, TO BE MADE AT
         THE SOLE  DISCRETION OF THE BOARD
         OF DIRECTORS ANY TIME BETWEEN THE
         PERIOD FROM MAY 22, 2004 TO
         MAY 22, 2005.

Item 4 - APPROVAL OF PROPOSED AMENDMENT             FOR       AGAINST    ABSTAIN
         TO THE ARTICLES OF INCORPORATION           [ ]         [ ]         [ ]
         TO REDUCE THE NUMBER OF AUTHORIZED
         SHARES OF COMMON STOCK FROM 100,000,000
         SHARES TO AN AMOUNT WITHIN THE RANGE
         OF 15,000,000 SHARES TO 30,000,000 SHARES,
         TO BE MADE AT THE SOLE DISCRETION OF THE
         BOARD OF DIRECTORS AT ANY TIME DURING THE
         PERIOD FROM MAY 22, 2004 TO MAY 22, 2005.

Item 5 - RATIFICATION OF APPOINTMENT OF             FOR       AGAINST    ABSTAIN
         TANNER AND COMPANY AS INDEPENDENT          [ ]         [ ]        [ ]
         PUBLIC ACCOUNTANTS

Item 6 - TO TRANSACT SUCH OTHER BUSINESS AS         FOR       AGAINST    ABSTAIN
         MAY PROPERLY COME BEFORE THE               [ ]         [ ]        [ ]
         MEETING OR ANY ADJOURNMENT THEREOF.



Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature________________________Dated:__________,2004.


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Typed or printed name and or title


Signature________________________Dated:__________,2004.


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Typed or printed name and or title



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